SECOND AMENDED AND RESTATED
                           ---------------------------
                                CREDIT AGREEMENT
                                ----------------

          This  Second  Amended and Restated Credit Agreement (this "Agreement")
                                                                     ---------
is  entered  into  as  of March __, 2000, by and among ABC-NACO Inc., a Delaware corporation  (the  "Company"),  ABC-NACO  de  Mexico,  S.A.  de  C.V., a Mexican
                    -------
corporation  (the  "Mexican  Borrower"),  Dominion  Castings Limited, an Ontario
                    -----------------
corporation  (the  "Canadian  Borrower"  and,  together with the Company and the
                    ------------------
Mexican  Borrower,  the "Borrowers"), each of the several financial institutions
                         ---------
signatory  hereto  (collectively,  the  "Majority Lenders") and Bank of America,
                                         ----------------
N.A. (f/k/a Bank of America National Trust and Savings Association) individually and as agent (the "Agent") for the benefit of the Lenders under the Credit
                       -----
Agreement  hereinafter  referred  to.

                                    RECITALS
                                    --------

          A. The Borrowers, Bank of America Canada, as Canadian Revolving Lender, the financial institutions from time to time party thereto and the Agent and Letter of Credit Issuing Lender are parties to that certain credit agreement dated as of February 19, 1999, as amended by that certain Amendment, Waiver and Release Agreement dated as of October 12, 1999, as further amended by that certain Amended and Restated Credit Agreement dated as of October 29, 1999 and as further amended by that certain Amendment to Amended and Restated Credit
Agreement  dated  as  of  October  29,  1999  (the  "Credit Agreement").  Unless
                                                     ----------------
otherwise specified herein, capitalized terms used in this Agreement shall have the meanings ascribed to them by the Credit Agreement, as amended hereby.

          B. The Borrowers, the Agent and the Majority Lenders have agreed to further amend the Credit Agreement on terms and conditions herein set forth, subject to the terms and conditions hereof.

          NOW, THEREFORE, in consideration of the mutual execution hereof and other good and valuable consideration, the parties hereto agree as follows:

     1.     Amendments  to Credit Agreement.  Effective as of the Effective Date
            -------------------------------
(defined  below),  the  Credit  Agreement  is  hereby  amended  as  follows:

          (a)     Section  1.01  of  the Credit Agreement is amended by deleting
                  -------------
the  table  in  the  definition  of  "Applicable  Margin"  in  its  entirety and
                                      ------------------
substituting  in  lieu  thereof  the  following:


"Loans
 -----
       Offshore   Base   Commitment
Level  Rate       Rate   Fee
-----  ---------  -----  -----------
I . .      1.50%  0.50%        0.40%
II. .      1.75%  0.75%        0.45%
III .      2.00%  1.00%        0.50%
IV. .      2.25%  1.25%        0.50%
V . .      2.50%  1.50%        0.50%
VI. .      2.75%  1.75%        0.55%
VII .      3.00%  2.00%      0.60%"


           (b)     Section  1.01  of the  Credit Agreement is further amended by
                  -------------
deleting the phrase "combined Commitments" located in the proviso of definition of "L/C Commitment" and substituting in lieu thereof the phrase "Available
     ---------------
Commitment".
    -
          (c)     Section  1.01  of  the  Credit Agreement is further amended by
                  -------------
deleting  the  proviso  in  the  definition  of "Interest Coverage Ratio" in its entirety  and  substituting  in  lieu  thereof  the  following:
          "provided,  that, with respect to periods ending prior to December 31,
           ---------  ----
2000, Consolidated Interest Expense and EBITDA shall be calculated for the immediately preceding twelve months."
          (d)     Section  1.01  of  the  Credit Agreement is further amended by
                  -------------
deleting  the  proviso in the definition of "Leverage Ratio" in its entirety and
                                             --------------
substituting  in  lieu  thereof  the  following:
          "provided,  that, with respect to periods ending prior to December 31,
           ---------  ----
2000,  EBITDA  shall be calculated for the immediately preceding twelve months."
          (e)     Section  1.01  of  the  Credit Agreement is further amended by
                  -------------
deleting  the  proviso  in  the  definition  of  "Senior  Leverage Ratio" in its
                                                  ----------------------
entirety  and  substituting  in  lieu  thereof  the  following:
          "provided,  that, with respect to periods ending prior to December 31,
           ---------  ----
2000,  EBITDA  shall be calculated for the immediately preceding twelve months."
          (f)     Section  1.01  of  the  Credit Agreement is further amended by
                  -------------
deleting the following existing definitions therein in their entirety and substituting in lieu thereof the following:
          ""EBITDA"  means,  for any period, the Company's and its Subsidiaries'
            ------
Net Income on a consolidated basis, determined in accordance with GAAP; plus, to
                                                                        ----
the extent deducted in the computation of Net Income for such period, (a) Consolidated Interest Expense, (b) income or franchise taxes paid or accrued and
(c)  amortization  and  depreciation expense; provided, however, that Net Income
                                              --------  -------
shall be computed for these purposes without giving effect to (a) non-cash, non-recurring extraordinary losses or special charges and (b) extraordinary or special gains; and provided, further, that for periods ending on or prior to
                 ---  --------   -------
July 31, 1999, all extraordinary losses reported in fiscal year 1998 and up to $15,000,000 of additional cash extraordinary items and special charges related to the Merger may be excluded from such computation; and provided, further, that
                                                     --- --------  -------
"EBITDA" shall be calculated after giving effect on the Pro Forma Basis to any Acquisition or disposition of the Designated Non-Core Assets as if such Acquisition or disposition occurred on the first day of the applicable period. EBITDA for the Fiscal Quarters ended July 31, 1998, October 31, 1998 and January 31, 1999 shall be deemed to be that set forth on Schedule 1.1 hereto.

          "Level"  means,  and includes, Level I, Level II, Level III, Level IV,
           -----
Level  V,  Level  VI  or  Level VII whichever is in effect at the relevant time.
          "Level  I"  shall  exist  at  any time the Leverage Ratio is less than
           --------
2.5:1.0.
          "Level  II"  shall  exist  at any time the Leverage Ratio is less than
           ---------
3.0:1.0  but  equal  to  or  greater  than  2.5:1.0.
          "Level  III"  shall  exist at any time the Leverage Ratio is less than
           ----------
3.5:1.0  but  equal  to  or  greater  than  3.0:1.0.
          "Level  IV"  shall  exist  at any time the Leverage Ratio is less than
           ---------
4.0:1.0  but  greater  than  or  equal  to  3.5.0:1.0.
          "Level  V"  shall  exist  at  any time the Leverage Ratio is less than
           --------
4.5:1.0  but  greater  than  or  equal  to  4.0:1.0.
          "Level  VI"  shall  exist  at any time the Leverage Ratio is less than
           ---------
5.0:1.0  but  greater  than  or  equal  to  4.5:1.0.
          "Level VII" shall exist at any time the Leverage Ratio is greater than
           ---------
or  equal  to  5.0:1.0."
          (g)     Section  1.01  of  the  Credit Agreement is further amended by
                  -------------
inserting  the  following  new  definitions  in  their appropriate alphabetical:
     ""Available  Commitment"  as  to any Lender, means such Lender's Commitment
       ---------------------
reduced by its Pro Rata Share of the Permitted Acquisition Reserve and as to all Lenders, means the aggregate of such Lender's Commitment reduced by the Permitted Acquisition Reserve.

     Foundry  Acquisition"  means the acquisition of a North American foundry by
      -------------------
the  Company  as  determined  by  the  Agent  and  the  Majority  Lenders.

     "Net  Proceeds"  means  (a)  the  sum  of  cash  or readily marketable cash
      -------------
equivalents  received (including by way of a cash generating sale or discounting
      -
of a note or receivable, but excluding any other consideration received in the form of assumption by the acquiring Person of debt or other obligations relating to the properties or assets so disposed of or received in any other non-cash form) therefrom, whether at the time of such disposition or subsequent thereto, or (b) with respect to any sale or issuance of equity or debt securities of the Company or any Subsidiary, cash or readily marketable cash equivalents received (but excluding any other non-cash form) therefrom, whether at the time of such disposition, sale or issuance or subsequent thereto, net, in either case, of all legal, title and recording tax expenses, commissions and other fees and all costs and expenses incurred and all federal, state, local and other taxes required to be accrued as a liability as a consequence of such transactions.
     "Permitted  Acquisition Reserve" means, at any date, an amount equal to 50%
      ------------------------------
of the aggregate Net Proceeds realized upon the sale or disposition of all or any part of the Designed Non-Core Assets made by the Company or any of its Subsidiaries less any amount utilized pursuant to the following sentence and
              ----
less  any  reductions  required  by  the  last  sentence  of  this  definition.
   -

     The Permitted Acquisition Reserve may be utilized (and shall be deemed to be reduced immediately prior to such utilization) by the Company for the cash portion of the purchase price paid in connection with an Acquisition permitted by Section 8.04 hereof as long as (a) use of the Permitted Acquisition Reserve
    -------------
for such Acquisition is approved by the Majority Lenders or (b) all of the following conditions are satisfied:

               (i) the Acquisition is consummated and such consideration is paid on or before the 18th month anniversary of the date of receipt of Net Proceeds which established such portion of the Permitted Acquisition Reserve to be utilized (determined on a first-in, first-out basis) and

               (ii) after giving affect of such Acquisition, the Company's pro-forma Senior Leverage Ratio shall be no greater than the ratio required by
Section  8.14  at the time of consummation of such Acquisition less 0.25 and the
 ------------                                                  ----
Agent shall have received a certificate from a Responsible Officer certifying to the foregoing and attaching a calculation satisfactory to the Agent demonstrating the same. The Permitted Acquisition Reserve shall be reduced to the extent utilized as permitted by the preceding sentence. The Permitted Acquisition Reserve shall also be reduced on the 18th month anniversary of the date of receipt of Net Proceeds which establish any portion of the Permitted Acquisition Reserve to the extent such amount has not been utilized (determined on a first-in, first out basis) pursuant to the second sentence of this definition and the amount of such deduction shall be applied as a permanent reduction of the Commitments pursuant to Section 2.10(c) hereof.
                                               ----------------

          "Pro  Forma Basis" means, with respect to the preparation of pro forma
           ----------------
financial statements for purposes of the tests set forth in the permitted adjustment to EBITDA, a pro forma on the basis that (A) any Indebtedness incurred or assumed in connection with such Acquisition, or reduced or eliminated in connection with such sale or disposition, was incurred, assumed, reduced or eliminated on the first day of the applicable period, (B) if such Indebtedness bears a floating interest rate, such interest shall be paid over the pro forma period at the rate in effect on the date of such Acquisition or sale or disposition, as the case may be (C) all income and expense associated with the assets or entity acquired in connection with such Acquisition, or sold or disposed of in connection with such disposition, for the most recently ended four fiscal quarter period for which such income and expense amounts are available shall be treated as being earned or incurred by the Company over the applicable period on a pro forma basis and (D) without giving effect to any cost savings.

     "Scheduled  Commitment  Reduction"  has  the  meaning  specified in Section
      --------------------------------                                   -------
2.10(b)."
     --

          (h)     Section  2.01 of the Credit Agreement is amended by (A) adding
                  -------------
the following phrase after the term "Commitment" appearing in the second parenthetical of the first sentence therein "as may be reduced pursuant to the terms hereof" and (B) (i) deleting the phrase "combined Commitments" appearing in the first proviso to the first sentence therein, (ii) deleting the term
"Commitment"  appearing  in  the first proviso to the first sentence therein and
(iii) deleting the term "Commitment" appearing in the last sentence thereof, and substituting in each place in lieu thereof, the phrase "combined Available Commitments or Available Commitment, respectively".

          (i)     Sections  2.05,  2.06,  2.08,  2.09  and  3.01  of  the Credit
                  ----------------------------------------------
Agreement are amended by deleting term "Commitment" wherever such term appears in such Sections and substituting in lieu thereof the phrase "Available Commitment"; provided, however, that wheresoever such term shall appear in such
              --------  -------
Sections as "Swing Line Commitment" or "L/C Commitment" no such substitution therefor shall be made.

          (j)     Section  2.09  of the Credit Agreement is amended by inserting
                  -------------
after  clause  (d)  thereof  the  following  new  clause  (e):

     "(e) On the Business Day of receipt of the proceeds from the sale or disposition of any Designated Non-Core Assets, the Company shall prepay the Revolving Loans in an amount equal to 35% of the Net Proceeds realized upon such sale or disposition made by the Company or any of its Subsidiaries in any fiscal year and such amount prepaid shall permanently reduce the Commitments of the Revolving Lenders. Any reduction of the Commitments shall be applied to each Revolving Lender according to its Pro Rata Share; provided, however, that
                                                         --------  -------
amounts  prepaid pursuant to this Section 2.09(e) prior to January 1, 2001 shall
                                  ---------------
be applied first to reduce the January 1, 2001 Scheduled Commitment Reduction and second to reduce the June 30, 2001 Scheduled Commitment Reduction. Once
reduced in accordance with this Section the Commitments may not be increased. The Company shall use its best efforts to notify the Agent and each Revolving Lender of the amount of any required prepayment as soon as practicable and in no event later than ten (10) Business Days before it is made."
          (k)     Section  2.10  of  the Credit Agreement is amended by deleting
                  -------------
the  heading  "Repayment" and inserting in lieu thereof the following "Repayment
               ---------                                               ---------
and  Commitment  Reductions" and is further amended by inserting an "(a)" before
 --------------------------
the word "the" appearing at the beginning of the first sentence thereof and inserting after clause (a) thereof the following new clauses (b), (c) and (d):

     "(b) Notwithstanding anything to the contrary herein and independent of any other obligation to make any reduction of the Commitments, the aggregate Commitments shall be permanently reduced on the following dates by the amounts set forth opposite such date, as such amounts may be reduced pursuant to Section
                                                                         -------
2.09(e)  (each,  a  "Scheduled  Commitment  Reduction").
-------              --------------------------------

         Aggregate Scheduled
Date. .  Commitment Reduction
-------  ---------------------
1/1/01.  $ 10,000,000
6/30/01  $  5,000,000
1/1/02.  $ 10,000,000
6/30/02  $  5,000,000
1/1/03.  $ 15,000,000

     (c) The aggregate Commitments shall be permanently reduced by any decrease in the Permitted Acquisition Reserve required by the last sentence of the definition of Permitted Acquisition Reserve.

     (d) Each reduction of the Commitments pursuant to clauses (b) and (c) above shall be applied to each Lender in accordance with its Pro Rata Share and the Commitments once reduced may not be increased."

          (l)     Section  8.02  of  the  Credit  Agreement  is  amended  by (i)
                  -------------
deleting the word "and" appearing at the end of clause (b) thereof, (ii) deleting the period appearing at the end of clause (c) thereof and inserting "; and" in place thereof and (iii) inserting after clause (c) thereof the following new clause (d):

     "(d) dispositions of equipment, inventory, assets and property by the Company or any of its Subsidiaries constituting all or any part of the Designated Non-Core Assets; provided, that, the Company shall comply with the
                               --------  ----
provision  of  Section  2.09(e)  in  connection  with such sale or disposition."
               ----------------

          (m)     Section  8.04  of the Credit Agreement is amended by inserting
                  -------------
the  following after the word "exceeds" in clause (ii) of paragraph (f) therein:

     "(x) if the Company's Senior Leverage Ratio as of the preceding fiscal quarter is greater than or equal to 2.75:1.0, $5,000,000 for any single
Acquisition or, as long as the aggregate consideration for such Acquisitions during the Term of this Agreement, after giving effect to the proposed Acquisition, would not exceed $20,000,000 (other than consideration of the Foundry Acquisition) or (y) if the Company's Senior Leverage Ratio as of the preceding fiscal quarter is less than 2.75:1.0,"

          (n)     Section 8.04 of the Credit Agreement is further amended by (i)
                  ------------
deleting the word "and" appearing at the end of clause (f) thereof, (ii) deleting the period appearing at the end of clause (g) thereof and inserting "; and" in place thereof and (iii) inserting after clause (g) thereof the following new clause (h):

     "(h)     the  Foundry  Acquisition;  provided, that, the aggregate purchase
                                          --------  ----
price therefor shall not exceed $13,000,000 and provided, further, that the cash
                                                --------  -------
consideration, together with the assumption of debt, portion of such aggregate purchase price shall not exceed $3,000,000."

          (o)     Effective  as of December 30, 1999, Section 8.14 of the Credit
                                                      ------------
Agreement is amended by deleting the table therein in its entirety and substituting in lieu thereof the following:

"Period.                                                  Ratio
----------------------------------------                 ---------


From and including the last day of the
fiscal quarter ended in December, 1999
to but excluding the last day of the
fiscal quarter ended in March, 2000                        5.50:1.0

Thereafter, from and including the last
day of the fiscal quarter ended in
March, 2000 to but excluding the last
day of the fiscal quarter ended in June,
2000                                                       6.00:1.0

Thereafter, from and including the last
day of the fiscal quarter ended in June,
2000 to but excluding the last day of
the fiscal quarter ended in September,
2000                                                       5.80:1.0

Thereafter, from and including the last
day of the fiscal quarter ended in
September, 2000 to but excluding the
last day of the fiscal quarter ended in
December, 2000                                             5.50:1.0

Thereafter, from and including the last
day of the fiscal quarter ended in
December, 2000 to but excluding the
last day of the fiscal quarter ended in
March, 2001.                                               5.00:1.0

Thereafter, from and including the last
day of the fiscal quarter ended in
March, 2001 to but excluding the last
day of the fiscal quarter ended in June,
2001                                                       4.75:1.0

Thereafter, from and including the last
day of the fiscal quarter ended in June
2001 to but excluding the last day of
the fiscal quarter ended in September,
2001                                                       4.50:1.0

Thereafter, from and including the last
day of the fiscal quarter ended in
September, 2001 to but excluding the
last day of the fiscal quarter ended in
December, 2001 . . . . . . . . . . . . .                   4.25:1.0

Thereafter, from and including the last
day of the fiscal quarter ended in
December, 2001 to but excluding the
last day of the fiscal quarter ended in
March 2002                                                 4.00:1.0

Thereafter, from and including the last
day of the fiscal quarter ended in
March, 2002 to but excluding the last
day of the fiscal quarter ended in June,
2002                                                       3.75:1.0

Thereafter, from and including the last
day of the fiscal quarter ended in June,
2002 to but excluding the last day of
the fiscal quarter ended in September,
2002                                                       3.50:1.0

Thereafter                                                3.25:1.0"

          (p)     Effective  as of December 30, 1999, Section 8.15 of the Credit
                                                      ------------
Agreement is amended by deleting the table therein in its entirety and substituting in lieu thereof the following:



Period . . . . . . . . . . . . . . . . . . .    Ratio
                                              ---------

From and including the last day of the
fiscal quarter ended in December, 1999 to
but excluding the last day of the fiscal
quarter ended in March, 2000 . . . . . . . .               4.00:1.0

Thereafter, from and including the last day
of the fiscal quarter ended in March, 2000
to but excluding the last day of the fiscal
quarter ended in June, 2000. . . . . . . . .               4.50:1.0


Thereafter, from and including the last day
of the fiscal quarter ended in June, 2000 to
but excluding the last day of the fiscal
quarter ended in September, 2000 . . . . . .               4.30:1.0


Thereafter, from and including the last day
of the fiscal quarter ended in September,
2000 to but excluding the last day of the
fiscal quarter ended in December, 2000 . . .              4.00:1.0


Thereafter, from and including the last day
of the fiscal quarter ended in December,
 2000 to but excluding the last day of the
fiscal quarter ended in March, 2001. . . . .              3.50:1.0

Thereafter, from and including the last day
of the fiscal quarter ended in March, 2001
to but excluding the last day of the fiscal
quarter ended in June, 2001. . . . . . . . .              3.25:1.0

Thereafter, from and including the last day
of the fiscal quarter ended in June 2001 to
but excluding the last day of the fiscal
quarter ended in September, 2001 . . . . . .              3.00:1.0


Thereafter, from and including the last day
of the fiscal quarter ended in September,
2001 to but excluding the last day of the
fiscal quarter ended in December, 2001 . . .              2.75:1.0

Thereafter . . . . . . . . . . . . . . . . .             2.50:1.0"

          (q)     Effective  as of December 30, 1999, Section 8.16 of the Credit
                                                      ------------
Agreement is amended by deleting the table therein in its entirety and substituting in lieu thereof the following:



"Period . . . . . . . . . . . . . . . . . . .    Ratio
---------------------------------------------   -------
From and including the last day of the
fiscal quarter ended in December, 1999 to
but excluding the last day of the fiscal
quarter ended in March, 2000. . . . . . . . .              2.25:1.0

Thereafter, from and including the last day
of the fiscal quarter ended in March, 2000
to but excluding the last day of the fiscal
quarter ended in June, 2000 . . . . . . . . .              2.00:1.0


Thereafter, from and including the last day
of the fiscal quarter ended in June, 2000 to
 but excluding the last day of the fiscal
quarter ended in September, 2000. . . . . . .             1.95:1.0


Thereafter, from and including the last day
of the fiscal quarter ended in September,
2000 to but excluding the last day of the
fiscal quarter ended in December, 2000. . . .             2.20:1.0


Thereafter, from and including the last day
of the fiscal quarter ended in December,
2000 to but excluding the last day of the
fiscal quarter ended in March, 2001 . . . . .             2.50:1.0

Thereafter, from and including the last day
of the fiscal quarter ended in March, 2001
to but excluding the last day of the fiscal
quarter ended in June, 2001 . . . . . . . . .             2.75:1.0

Thereafter. . . . . . . . . . . . . . . . . .            3.00:1.0"


          (r) The Credit Agreement is amended by inserting the following new Section8.19:
-----------

"     8.19     EBITDA.  As  of  the end of any fiscal quarter, the Company shall
               ------
not permit its EBITDA for the immediately preceding twelve month period to be less than $44,000,000; plus or minus, as the case may be, any adjustment to EBITDA pursuant to the last proviso of the definition of EBITDA for such period."
     2.     Other  Agreements.
            -----------------
          (a)     Field  Audit.  In  accordance  with Section 7.10 of the Credit
                  ------------                        ------------
Agreement, within 30 days after the date hereof, the Company, at its expense, shall cooperate with the Agent and its representatives to complete a field audit of the Company and its Subsidiaries and the results of the field audit shall be shared with each of the Lenders.
          (b)     Assignment  of  Operating  Accounts.  Within 30 days after the
                  -----------------------------------
date hereof, the Company shall have assigned to the Collateral Agent, on behalf of the Lenders, any and all balances, credits, deposits (general or special, time or demand, provisional or final), accounts, including without limitation, all operating accounts, or monies of or in the name of the Company and the Collateral Agent shall have received acknowledgements of its perfected interest therein from all such account holders as it deems necessary.
     3.     Representations  and  Warranties  of  the  Borrowers.  The Borrowers
            ----------------------------------------------------
represent  and  warrant  that:
          (a) The execution, delivery and performance by each of the Borrowers of this Agreement have been duly authorized by all necessary corporate action and that this Agreement is a legal, valid and binding obligation of such Borrower enforceable against such Borrower in accordance with its terms, except as the enforcement thereof may be subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors' rights generally;

          (b) Each of the representations and warranties contained in the Credit Agreement is true and correct in all material respects on and as of the date hereof as if made on the date hereof, except to the extent that any such representation or warranty relates to an earlier date, in which case such representation or warranty shall be true and correct in all material respects as of such earlier date; and

          (c) After giving effect to this Agreement, no Default or Event of Default has occurred and is continuing.

     4.     Conditions  to  Effectiveness  of  Agreement.  This  Agreement shall
            --------------------------------------------
become  effective  on  the  date  (the  "Effective  Date") each of the following
                                         ---------------
conditions  precedent  is  satisfied:
          (a)     Execution  and  Delivery.  The  Borrowers,  the  Agent and the
                  ------------------------
Majority  Lenders  shall  have  executed  and  delivered  this  Agreement.
          (b)     No  Defaults.     After  giving  effect  to this Agreement, no
                  ------------
Default or Event of Default under the Credit Agreement shall have occurred and be continuing.
          (c)     Representations  and  Warranties.  After  giving effect to the
                  --------------------------------
amendments contemplated by this Agreement, the representations and warranties of the Borrowers contained in this Agreement, the Credit Agreement and the other Loan Documents shall be true and correct in all respects as of the Effective Date, with the same effect as though made on such date, except to the extent that any such representation or warranty relates to an earlier date, in which case such representation or warranty shall be true and correct in all material respects as of such earlier date.
          (d)     Reaffirmation  of  Guaranty.  The  Agent shall have received a
                  ---------------------------
Reaffirmation  of Guaranty dated as of the Effective Date in the form of Exhibit
                                                                         -------
A-1  and  Exhibit  A-2  attached  hereto  duly  executed  by  each  Guarantor.
---       ------------
          (e)     Equity  Investment.  Prior  to  or  concurrently  with  the
                  ------------------
execution of this Agreement, the Company shall have received not less than $15,000,000 in Net Proceeds (as defined in the Credit Agreement, as amended hereby) from the issuance of the Company's capital stock on terms and conditions satisfactory to the Agent and the Majority Lenders.
          (f)     Legal  Opinion.  The Company shall agree to deliver an opinion
                  --------------
addressed to the Agent, the Collateral Agent and the Lenders of Mark F. Baggio, in form and substance satisfactory to the Agent.
          (g)     Payment of Expenses and Fees.  The Company shall have paid all
                  ----------------------------
of the fees and expenses of (i) Winston & Strawn, counsel to the Agent and (ii) the Company shall have paid in full to the Agent for ratable distribution to each Lender an amount equal to 0.1875% of the Commitment of such Lender.
     5.     Reference  to  and  Effect  Upon  the  Credit  Agreement.
            --------------------------------------------------------

          (a) Upon the Effective Date, each reference in the Credit Agreement to "this Agreement," "hereunder," "hereof," "herein," or words of like import and each reference to the Credit Agreement in each Loan Document shall mean and be a reference to the Credit Agreement as amended and restated hereby and the Credit Agreement is amended as set forth herein and is hereby restated in its entirety to read as set forth in the Credit Agreement with the amendments specified herein.

          (b) Except as specifically amended above, all of the terms, conditions and covenants of the Credit Agreement and the other Loan Documents shall remain unaltered and in full force and effect and are hereby ratified and confirmed in all respects.

          (c) The execution, delivery and effectiveness of this Agreement shall not operate as a waiver of any right, power or remedy of the Agent or any Lender under the Credit Agreement or any other Loan Document, nor constitute a waiver of any provision of the Credit Agreement or any Loan Document, except as specifically set forth herein.

     6.     Costs  and Expenses. The Company hereby affirms its obligation under
            -------------------
Section  11.04 of the Credit Agreement to reimburse the Agent for all reasonable
--------------
costs, internal charges and out-of-pocket expenses paid or incurred by the Agent in connection with the preparation, negotiation, execution and delivery of this Agreement, including but not limited to the attorneys' fees and time charges of attorneys for the Agent with respect thereto. Furthermore, the Company hereby affirms its obligation under Section 7.10 of the Credit Agreement to pay the
                                 ------------
expenses incurred in connection with the inspection of its property and books and records under Section 2(a) of this Agreement.
                            ------

     7.     Counterparts.  This  Agreement  may  be  executed  in  any number of
            ------------
counterparts, each of which when so executed shall be deemed an original but all such counterparts shall constitute one and the same instrument.

                            (signature pages follow)

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers thereunto duly authorized as of the date above first written.

                         ABC-NACO  INC.
                         By:
                         Name:
                         Title:

                         ABC-NACO  de  MEXICO  S.A.  de  C.V.
                         By:
                         Name:
                         Title:

                         DOMINION  CASTINGS  LIMITED
                         By:
                         Name:
                         Title:

BANK  OF  AMERICA,  NATIONAL  ASSOCIATION,  as  Agent

     By:
     Name:
     Title:
BANK  OF  AMERICA,  NATIONAL  ASSOCIATION,
     Individually  as  a  Lender  and  as  the  Issuing  Lender
     By:
     Name:
     Title:

     ABN  AMRO  BANK  N.V.,  as  a  Lender
By:
Name:
Title:

By:
Name:
Title:

BANKBOSTON,  N.A.,  as  a  Lender
By:
Name:
Title:

     BANK  ONE,  NA  (Main  Office  Chicago),  as  a  Lender
By:
Name:
Title:

     FIRSTAR  BANK  MILWAUKEE,  N.A.,  as  a  Lender
By:
Name:
Title:

     HARRIS  TRUST  AND  SAVINGS  BANK,  as  a  Lender
By:
Name:
Title:

LASALLE  BANK  NATIONAL  ASSOCIATION,  as  a  Lender
By:
Name:
Title:

     THE  NORTHERN  TRUST  COMPANY,  as  a  Lender
By:
Name:
Title:

     PNC  BANK,  NATIONAL  ASSOCIATION,  as  a  Lender
By:
Name:
Title:

U.S.  BANK  NATIONAL  ASSOCIATION,  as  a  Lender
By:
Name:
Title:

BANK  OF  AMERICA  CANADA,  as  Canadian  Revolving  Lender
By:
Name:
Title:

                                     ------
                                   EXHIBIT A-1

                            REAFFIRMATION OF GUARANTY
                            -------------------------

     Each of the undersigned acknowledges receipt of a copy of the Second Amended and Restated Credit Agreement (the "Amendment") dated March __, 2000,
                                               ---------
consents to such Amendment and hereby reaffirms its obligations under that certain Subsidiary Guaranty dated February 19, 1999 by the direct and indirect subsidiaries of ABC-NACO Inc.

Dated  as  of  March  __,  2000.



NACO,  INC.

By:

Name:

Title:


ABC  RAIL  BRAKESHOE  HOLDINGS,  INC.

By:

Name:

Title:


ABC  RAIL  FRENCH  HOLDINGS,  INC.

By:

Name:

Title:

ABC  RAIL  PRODUCTS  CHINA  INVESTMENT  CORPORATION

By:

Name:

Title:

ABC  RAIL  SYSTEMS,  INC.

By:

Name:

Title:

ABC  RAIL  (VIRGIN  ISLANDS)  CORPORATION

By:

Name:

Title:

TRANSIT  &  RAIL  SYSTEMS,  INC.

By:

Name:

Title:

NATIONAL  CASTINGS,  INC.

By:

Name:

Title:
NACO  FLOW  PRODUCTS,  INC.

By:

Name:

Title:

NATIONAL  ENGINEERED  PRODUCTS  COMPANY,  INC.

By:

Name:

Title:

------

                                   EXHIBIT A-2

                            REAFFIRMATION OF GUARANTY
                            -------------------------

     Each of the undersigned acknowledges receipt of a copy of the Second Amended and Restated Credit Agreement (the "Amendment") dated March __, 2000,
                                               ---------
consents to such Amendment and hereby reaffirms its obligations under that certain Mexican Subsidiary Guaranty dated February 19, 1999, as amended by that certain Amendment of Mexican Subsidiary Guaranty dated as of October 12, 1999.

Dated  as  of  March  __,  2000.



ABC-NACO  DE  MEXICO,  S.A.  DE  C.V.

By:

Name:

Title:


ABC-NACO  SERVICIOS  FERROVIARIOS,  S.A.  DE  C.V.

By:

Name:

Title:


COMMERCIALIZADORA  NATIONAL  CASTINGS,  S.A.  DE  C.V.

By:

Name:

Title: